As filed with the Securities and Exchange Commission on June 19, 1998
                                                  Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FRIEDE GOLDMAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                  72-1362492
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                       525 East Capitol Street, Suite 402
                           Jackson, Mississippi 39201
          (Address, including zip code, of Principal Executive Offices)

                        FRIEDE GOLDMAN INTERNATIONAL INC.

                 AMENDED AND RESTATED 1997 EQUITY INCENTIVE PLAN

                            (Full title of the plan)

                               James A. Lowe, III
                          General Counsel and Secretary
                        Friede Goldman International Inc.
                       525 East Capitol Street, Suite 402
                           Jackson, Mississippi 39201
                                 (601) 352-1107
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------
                                    copy to:

                                 Thomas P. Mason
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200
                  --------------------------------------------
                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                         Proposed
                                                                      Proposed            Maximum
                                                   Amount             Maximum            Aggregate          Amount of
                                                    to be          Offering Price         Offering        Registration
    Title of Securities to be Registered       registered (2)      Per Share (1)         Price (1)             Fee
-------------------------------------------------------------------------------------------------------------------------


Common Stock, $0.01 per share                     2,400,000            $27.66           $66,384,000        $19,583.28
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low price per share of the Company's common stock for June 18, 1998 on the Nasdaq National Market as reported in The Wall Street Journal on June 19, 1998.
(2) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Friede Goldman International Inc. (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended April 5, 1998 as filed with the Commission on May 15, 1998.

         (c) The Company's current Report on Form 8-K/A dated as of April 21, 1998.

         (d) The Company's current Report on Form 8-K/A dated as of March 17, 1998.

         (e) The Company's current Report on Form 8-K dated as of February 18, 1998.

         (f) The Company's current Report on Form 8-K dated as of January 16, 1998.

         (g) The description of the Company's common stock, par value $0.01 (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (No. 0-22595) filed with the Commission on May 22, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ITEM 4.  DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
Registration Statement.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware ("Section 145") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a charter may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation states that:

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Ninth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         In addition, Article VI of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------

   4.1            Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the
                  Company's Registration Statement on Form S-1 (No. 333-27599)).

   4.2            Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form
                  S-1 (No. 333-27599)).

   4.3            Friede Goldman International Inc. Amended and Restated 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1997).

   5.1*           Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

   23.1*          Consent of Arthur Andersen LLP.

   23.2*          Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration
                  Statement).

   23.3*          Consent of Ernst & Young Audit.

   23.4*          Consent of Doane Raymond Chartered Accountants.

   24.1*          Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

--------------------
*Filed herewith.


ITEM 9.   UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on the 19th day of June, 1998.

                                           FRIEDE GOLDMAN INTERNATIONAL INC.



                                           By:   /s/ James A. Lowe, III
                                                 -------------------------------
                                                 James A. Lowe, III
                                                 General Counsel and Secretary

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Friede Goldman International Inc. (the "Company"), hereby constitutes and appoints J. L. Holloway and James A. Lowe, III, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                          Title                              Date
                ---------                                          -----                              ----


  /s/ J. L. Holloway                           Chairman of the Board of Directors,                 June 19, 1998
  -----------------------------------          President and Chief Executive Officer
  J. L. Holloway


   /s/ Linda B. Helton                         Controller (Principal Financial Officer             June 19, 1998
  -----------------------------------          and Principal Accounting Officer)
  Linda B. Helton

                                               Director                                            June   , 1998
  -----------------------------------
  Alan A. Baker

   /s/ T. Jay Collins                          Director                                            June 19, 1998
  -----------------------------------
  T. Jay Collins

   /s/ John G. Corlew                          Director                                            June 19, 1998
  -----------------------------------
  John G. Corlew

  /s/ Jerome L. Goldman                        Director                                            June 19, 1998
  -----------------------------------
  Jerome L. Goldman

                                               Director                                            June   , 1998
  -----------------------------------
  Raymond E. Mabus, Jr.

  /s/ Howell W. Todd                           Director                                            June 19, 1998
 -----------------------------------
  Howell W. Todd

                                      II-6

                                  EXHIBIT INDEX

  Exhibit
  Number          Description
  ------          -----------

  4.1            Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the
                 Company's Registration Statement on Form S-1 (No. 333-27599)).

  4.2            Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form
                 S-1 (No. 333-27599)).

  4.3            Friede Goldman International Inc. Amended and Restated 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended
                 December 31, 1997).

  5.1*           Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

  23.1*          Consent of Arthur Andersen LLP.

  23.2*          Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration
                 Statement).

  23.3*          Consent of Ernst & Young Audit.

  23.4*          Consent of Doane Raymond Chartered Accountants.

  24.1*          Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

  --------------------
  *Filed herewith.





























                                      II-7